(NYSE: WAL) April 21, 2015 Western Alliance Bancorporation 1st Quarter Earnings Call

2 Financial Highlights Q1 2015 Highlights q Q1 2015 net income of $40.2 million, EPS of $0.45, net operating revenue of $108.8 million q Net operating revenue growth of 13.0%, or $12.5 million, year-over-year, compared to an increase in operating expenses of 4.5%, or $2.3 million q Loan growth quarter-over-quarter of $420 million to $8.82 billion, deposit growth of $731 million to $9.66 billion, and asset growth of $651 million to $11.25 billion q Tangible book value per share grew $0.51 from $10.21 to $10.72 q Nonperforming assets (nonaccrual loans and repossessed assets) to total assets was 1.11%. Net loan recoveries to average loans outstanding was 0.06% (annualized) q Tangible Common Equity ratio of 8.5% and Common Equity Tier 1 ratio of 9.0% q ROA of 1.49% and ROTCE of 17.21%

Quarterly Consolidated Financial Results

$ in millions, except EPS

		Q1-15		Q4-14		Q1-14
Net Interest Income	$	103.1	$	102.1	$	90.8
Operating Non-Interest Income		5.7		6.7		5.5
Net Operating Revenue	**$**	**108.8**	**$**	**108.8**	**$**	**96.3**
Operating Non-Interest Expense		(54.3)		(56.8)		(51.9)
Pre-Tax, Pre-Provision Income	**$**	**54.5**	**$**	**52.0**	**$**	**44.4**
Provision for Credit Losses		(0.7)		(0.3)		(3.5)
Gains on OREO and Other Assets		0.4		1.1		2.5
Debt Valuation and Other Fair Market Value Adjustments		(0.3)		1.4		(1.3)
Other		0.4		0.3		0.3
Pre-tax Income	**$**	**54.3**	**$**	**54.5**	**$**	**42.4**
Income Tax		(14.1)		(14.1)		(10.6)
Discontinued Operations		—		—		(0.7)
Net Income	**$**	**40.2**	**$**	**40.4**	**$**	**31.1**
Preferred Dividend		(0.2)		(0.3)		(0.4)
Net Income Available to Common	**$**	**40.0**	**$**	**40.1**	**$**	**30.7**
Average Diluted Shares Outstanding		**88.5**		**88.0**		**87.1**
Earnings Per Share	**$**	**0.45**	**$**	**0.46**	**$**	**0.35**

Q1 2015 Highlights

- Net Interest Income rose $1.0 million compared to prior quarter driven by loan growth, partially offset by two fewer days in Q1-15. Net Interest Income rose $12.3 million from Q1-14 primarily due to loan growth
- Operating Non-Interest Expense declined $2.6 million compared to Q4-14 and increased $2.3 million compared to Q1-14
- Debt Valuation and Other FMV Adjustments relate to the valuation of Trust Preferreds
- The effective tax rate held steady at 26% compared to prior quarter and slightly increased from 25% in Q1-14

3

4 Cash and Due from Banks Net Interest Drivers Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $355 $379 $259 $164 $492 $ in billions, unless otherwise indicated Loans and Yield Total Investments and Yield Interest Bearing Deposits and Cost of Funds $ in millions Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 3.15% 3.08% 3.11% 3.07% 3.09% $1.7 $1.6 $1.6 $1.5 $1.5 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 0.32% 0.32% 0.33% 0.32% 0.30% $6.1 $6.2 $6.5 $6.6 $7.0 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 5.27% 5.29% 5.18% 5.20% 4.97% $7.1 $7.5 $7.9 $8.4 $8.8 Q1 2015 Highlights q Deposit growth near quarter end drove an increase in Cash and Due from Banks of $328 million q Total Investment balances flat. Yields increased by 2 basis points from prior quarter and decreased 6 basis points from prior year q Loans grew $420 million during the quarter and $1.7 billion from Q1-14 q Loan yields fell 23 basis points from Q4-14 and decreased 30 basis points from Q1-14. The decrease in yield from Q4-14 is a result of reduced day count and prepayment penalties, while the decrease from Q1-14 is primarily a result of reduced PCI loan accretion

5 Net Interest Income and Accretion $ in millions Note: Disposition Accretion is the recognition of incremental credit and interest rate marks upon sale, disposition or transfer to OREO of a PCI loan; Normal Accretion includes the scheduled amortization of interest rate marks of PCI loans over the estimated remaining life of the loan pool. Q1 2015 Highlights q Increase in Net interest income commensurate with increase in average loan balances q NIM decreased as a result of the reduced yield on loans in the current quarter compared to prior quarters q Adjusted NIM for disposition accretion was 4.31% for the quarter, compared to reported NIM of 4.35% Net Interest Income and NIM Purchased Credit Impaired Loan Accretion Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 4.41% 4.39% 4.43% 4.44% 4.35% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 4.37% 4.26% 4.33% 4.39% 4.31% Disposition Accretion Normal Accretion Adjusted Net Interest Margin, excluding disposition accretion • $90.8 $93.9 $98.1 $102.1 $103.1 $1.0 $3.1 $2.5 $1.2 $1.0 $2.4 $1.8 $1.6 $1.4 $1.1

6 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $7.1 $6.4 $6.5 $7.1 $6.9 $6.4 $6.8 $5.4 $5.8 $7.1 $8.8 $7.0 $7.6 $10.8 $7.7 Operating Expenses and Efficiency $ in millions Q1 2015 Highlights q Efficiency ratio improved to record 46.7% due to 13% increase in revenues versus 4% in expenses compared to a year ago q Operating Non-Interest Expense decreased $2.6 million during the quarter and increased $2.3 million from Q1-14 q Compensation was steady compared to prior quarter and increased 10% from Q1-14 primarily due to increased staffing and performance awards q Professional fees include costs of IT upgrades as well as annual director awards Operating Expenses and Efficiency Ratio Breakdown of Operating Expenses Other Professional Fees + Data Processing Occupancy + Insurance Compensation Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 50.9% 49.3% 47.1% 49.3% 46.7% $51.9 $52.0 $51.7 $56.8 $54.2 $32.5 $29.6 $31.8 $32.2 $33.1

7 Pre-Tax, Pre-Provision Operating Income, Net Income, and ROA $ in millions Pre-Tax, Pre-Provision Operating Income and ROA Net Income and ROA Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $44.4 $47.4 $51.8 $52.0 $54.5 1.90% 1.95% 2.06% 2.00% 2.03% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $31.1 $35.5 $40.9 $40.4 $40.2 1.33% 1.46% 1.63% 1.56% 1.49%

8 Consolidated Balance Sheet $ in millions q Ratio of Loans to Total Assets rose from 73% to 78% year- over-year improving overall asset mix q Deposits to Total Liabilities increased from 92% to 95% year-over-year, enhancing funding sources q TBV increased $0.51 (5.0%) from the prior quarter and $2.40 (28.8%) from a year ago Q1 2015 HighlightsQ1-15 Q4-14 Q1-14 Investments & Cash $ 1,946 $ 1,712 $ 2,137 Total Loans 8,819 8,398 7,109 Allowance for Credit Losses (112) (110) (104) Other Assets 599 601 605 Total Assets $ 11,252 $ 10,601 $ 9,747 Deposits $ 9,662 $ 8,931 $ 8,149 Borrowings 363 485 553 Other Liabilities 176 184 150 Total Liabilities $ 10,201 $ 9,600 $ 8,852 Shareholders' Equity 1,051 1,001 895 Total Liabilities and Equity $ 11,252 $ 10,601 $ 9,747 Tangible Book Value Per Share $ 10.72 $ 10.21 $ 8.32

9 Loan Growth and Portfolio Composition $ in millions Commercial & Industrial CRE, Non- Owner Occupied CRE, Owner Occupied Residential and Consumer Construction & Land Q1 2015 Highlights q $420 million quarter-over- quarter loan growth driven by: - C&I ($193 million), - Construction & Land ($95 million), - CRE Owner Occupied ($85 million) q Loan growth led by: - NV ($137 million), - CA ($48 million), - AZ ($42 million), - Mortgage Warehouse ($74 million), - Non Profit ($59 million), - Public Finance ($47 million) $1.71 Billion Year Over Year Growth Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $2,723 $3,028 $3,294 $3,532 $3,725 $1,606 $1,603 $1,620 $1,733 $1,818 $1,842 $1,934 $1,993 $2,053 $2,114$554 $609 $672 $748 $843 $7,109 $7,545 $7,930 $8,398 $8,819 Growth: +436 +385 +468 +420 5.4% 22.6% 25.9% 38.3% 7.8% 3.6% 20.6% 24.0% 42.2% 9.6% $383 $370 $351 $332 $319

10 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $2,094 $2,279 $2,247 $2,288 $2,657 $750 $795 $809 $855 $937 $3,672 $3,637 $3,685 $3,870 $4,121 $1,633 $1,759 $1,957 $1,918 $1,947 Deposit Growth and Composition $ in millions NOW CDS Non-Int Bearing DDA $8,149 $8,470 $8,698 $8,931 $9,662 Growth: +321 +228 +233 +731 Q1 2015 Highlights q Deposits grew $731 million, driven by: - Non-Int Bearing DDA ($369 million) - Savings and MMDA ($251 million) q Above average deposit growth provides an opportunity to improve deposit pricing 9.2% 20.0% 25.7% 45.1% 9.7% 20.2% 27.5% 42.6% $1.51 Billion Year Over Year Growth Savings and MMDA

11 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 $48 $51 $43 $46 $53 $70 $64 $75 $68 $61 $85 $101 $86 $72 $60 $91 $72 $78 $78 $84 Adversely Graded Loans and Non-Performing Assets Organic Acquired * NPA’s Adversely Graded Loans $264 $43 Accruing TDRs total $72 million as of 3/31/2015 $294 $288 $282 $48 $258 $ in millions Special Mention Loans Classified Accruing Loans Non-Performing Loans OREO $51 $60 $76 * Net of total credit and interest rate discounts from acquisitions of $27 million as of 3/31/2015

12 Charge-Offs, Recoveries, and Provision Q1 2015 HighlightsGross Charge Offs and Recoveries Net Recoveries and Rate Provision for Credit Losses and ALLL q Recoveries of $2.0 million exceeded gross charge-offs of $0.8 million, resulting in net recoveries of $1.2 million q Annualized net recovery rate in Q1-15 was 0.06%, compared to a net recovery rate of 0.04% for Q4-14 q Provision for credit losses of $0.7 million was the result of the mix of net recoveries, improved credit quality and increased loan growth $ in millions Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 1.46% 1.40% 1.38% 1.31% 1.27% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 (0.02)% (0.09)% (0.15)% (0.04)% (0.06)% $2.1 $2.0 $1.0 $2.6 $0.8 $(2.4) $(3.5) $(3.8) $(3.4) $(2.0) $3.5 $0.5 $0.4 $0.3 $0.7 $(0.3) $(1.5) $(2.8) $(0.8) $(1.2) • • Provision for Credit Losses ALLL/Total LoansNet Recoveries $Net Recoveries % Gross Charge Offs Recoveries

13 Capital Ratios Q1 2015 Highlights q Tangible common equity improved 98 basis points year-over-year to 8.5%, even though total assets increased 15.4% q On January 1, 2015, Basel III rules became effective, subject to transition provisions primarily related to accumulated other comprehensive income and deferred tax assets 10% 9% 8% 7% 6% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 7.5% 7.9% 8.2% 8.6% 8.5% Tangible Common Equity Ratio Regulatory Ratios Basel III Basel I Well- Capitalized under Basel IIIQ1-15 Q4-14 Q1-14 Common Equity Tier 1 9.0% — — 6.5% Tier 1 Leverage 9.8 9.7 9.9 5.0 Total Capital 11.3 11.7 12.4 10.0

14 Outlook 2nd Quarter 2015 Bridge Capital Acquisition q Regulatory application filed April 9 q Securities registration statement to be filed week of April 20 Financial Expectations q Loan and Deposit Growth q Interest Margin q Operational Efficiency q Asset Quality

15 Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our proposed acquisition of Bridge Capital Holdings and any guidance, outlook, or expectations relating to loan and deposit growth, interest margin, operating efficiency, and asset quality. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise.